EXHIBIT 5.1

601 Lexington Ave.

New York, New York 10022

(212) 446-4800

www.kirkland.com

October 10, 2013

Capital Auto Receivables LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Central Originating Lease Trust II

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Re:	Capital Auto Receivables LLC Registration Statement on Form S-3 (No. 333- )

Central Originating Lease Trust II Registration Statement on Form S-3 (No. 333- )

We have acted as special counsel to Capital Auto Receivables LLC, a Delaware limited liability company (“CARI”), and Central Originating Lease Trust II, a Delaware statutory trust (“COLT II”), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments thereto, the prospectuses and the prospectus supplements described therein, the “Registration Statements”), filed by CARI and COLT II with the Securities and Exchange Commission in connection with the registration by CARI of Asset Backed Notes (“Notes”) and by COLT II of secured notes (“Secured Notes,” and together with the Notes, the “Securities”) that will secure the related series of Notes.

The Registration Statements contains a prospectus (the “Base Prospectus”) and related prospectus supplement (each, a “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus) pertaining to offerings by CARI of Notes issued by Trusts (as defined below) that are secured by Secured Notes issued by COLT II. This opinion relates only to the Prospectus and the exhibits contained in the Registration Statements.

As described in the Prospectus, the Securities issued pursuant to the Prospectus will be (i) Notes that will be issued in series and (ii) Secured Notes that will secure the related series of Notes. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by CARI pursuant to a Trust Agreement (each, a “Trust Agreement”) between CARI and

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Capital Auto Receivables LLC

Central Originating Lease Trust II

October 10, 2013

a CARAT Owner Trustee to be specified in the related Prospectus Supplement. Each series of Notes issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be (a) issued pursuant to a CARAT Indenture (each, a “CARAT Indenture”) between such Trust and a CARAT Indenture Trustee to be specified in the related Prospectus Supplement and (b) transferred to CARI pursuant to a Trust Sale and Administration Agreement, by and among such Trust, Ally Financial Inc. (“Ally Financial”) and CARI (each, a “Trust Sale and Administration Agreement”). The Secured Notes will be issued by COLT II to Ally Financial pursuant to a COLT II Indenture (each, a “COLT II Indenture”) between COLT II and a COLT II Indenture Trustee to be specified in the related Prospectus Supplement, and will be sold and assigned by Ally Financial to CARI pursuant to a Pooling and Administration Agreement, by and between Ally Financial and CARI (each, a “Pooling and Administration Agreement”) and by CARI to a Trust pursuant to a Trust Sale and Administration Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and the Secured Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statements and, in each case as to be filed as an exhibit to or incorporated by reference in the Registration Statements, (a)(i) the form of CARAT Indenture (including the form of Notes), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iii) the form of Trust Sale and Administration Agreement and (iv) the form of Pooling and Administration Agreement (collectively the “CARAT Transfer and Administration Agreements”), and (b)(i) the form of COLT II Indenture (including the form of Secured Notes), (ii) the form of Sale and Contribution Agreement, between Ally Financial and COLT II, (ii) the form of Servicing Agreement, between Ally Financial, as servicer and custodian, and COLT II (collectively, the “COLT II Agreements” and together with the CARAT Transfer and Administration Agreements, the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of (a) our examination of (i) CARI’s Certificate of Formation and Limited Liability Company Agreement, as amended, (ii) COLT II’s Declaration of Trust, dated as of March 23, 2012, by Deutsche Bank Trust Company Delaware, as owner trustee (the “COLT II Owner Trustee”) and (iii) the form of Supplement to the Declaration of Trust between Central Originating Lease II LLC and the COLT II Owner Trustee, and (b) a review of Certificates of the Secretary of State of the State of Delaware as to the good standing of CARI and COLT II, it is our opinion that:

(a) CARI is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

Capital Auto Receivables LLC

Central Originating Lease Trust II

October 10, 2013

(b) With respect to the Notes of any series issued by any Trust, when, as and if (i) the Registration Statements become effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by CARI’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect, (iv) the Trust Certificate for the related Trust has been duly executed by the CARAT Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the related CARAT Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the related Trust and authenticated by the CARAT Indenture Trustee and sold by CARI, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statements, such Notes will have been duly authorized by all necessary action of the related Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, such Notes will be binding obligations of the related Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity;

(c) With respect to the Secured Notes issued by COLT II when, as and if (i) the Registration Statements become effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Secured Notes and the forms of such Secured Notes have been duly authorized by all necessary action, (iii) the COLT II Agreements relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and remain in full force and effect (iv) the related COLT II Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) such Secured Notes have been duly executed and issued by COLT II and authenticated by the COLT II Indenture Trustee, all in accordance with the terms and conditions of the related COLT II Agreements and in the manner described in the Registration Statements, such Secured

Capital Auto Receivables LLC

Central Originating Lease Trust II

October 10, 2013

Notes will be binding obligations of COLT II in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes or the Secured Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statements and to the reference to our firm in the Prospectus included in the Registration Statements under the captions “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP